EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-97327 on Form S-8 pertaining to the Premier Financial Bancorp, Inc. 2002 Stock Option Plan of our report dated March 29, 2011 on the consolidated financial statements of Premier Financial Bancorp, Inc., which report is included in Form 10-K for Premier Financial Bancorp, Inc. for the year ended December 31, 2010.

/s/ Crowe Horwath LLP
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Crowe Horwath LLP

Brentwood, Tennessee
March 29, 2011